October 15, 2012

Office of the Chief Accountant

Securities and Exchange Commission

460 Fifth Street N. W.

Washington, DC 20549

Re: Silverton Adventures, Inc.

Commission File Number 333-153626

Dear Sirs:

We are not in agreement with the statements being made by Silverton Adventures, Inc. in its Form 10-K dated October 15, 2012 as they were not reviewed by the firm prior to issuance.

We hereby consent to the filing of this letter as an exhibit to the foregoing report on Form 8-K.

Sincerely,

Sadler, Gibb & Associates, LLC